UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 31, 2017

Date of Report (Date of earliest event reported)

CACHET FINANCIAL SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East dellFive Business Park G Minneapolis, MN	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events.

As previously disclosed by Cachet Financial Solutions, Inc. (the “Company”) on Current Reports on Form 8-K filed on March 13, 2017 and March 21, 2017, (i) on March 9, 2017, the Company effected a reverse split of its outstanding shares of common stock, par value $0.0001 per share (“Common Stock”), at a ratio of 1:1.5 (the “Reverse Split”), (ii) on March 10, 2017, the Company’s Common Stock began trading on the Nasdaq Capital Market under the symbol “CAFN”, (iii) on March 10, 2017, the Company priced an underwritten public offering of 2,333,334 shares of its Common Stock at a public offering price of $4.50 share (the “Offering”), (iv) simultaneously with the closing of the Offering, certain noteholders converted $3,040,000 of the aggregate principal balance of certain convertible notes into 844,446 shares of the Company’s Common Stock, (v) upon the closing of the Offering, the Company issued 1,440,310 shares of restricted Common Stock to holders of the Company’s Series C Convertible Preferred Stock upon the automatic conversion of the Series C Convertible Preferred Stock, (vi) on March 21, 2017, the Company issued 2,799,718 shares of restricted Common Stock upon the Company’s exercise of its option to cause the mandatory conversion of approximately $10.1 million of the aggregate principal balance of certain convertible notes, and (vii) immediately after the closing of the Offering and the conversions mentioned above, the Company’s long-term indebtedness decreased to approximately $1.0 million on a Pro Forma basis as of December 31, 2016 and the Company’s total shareholders’ equity (deficit) increased from approximately $(15.3 million) to approximately $8.8 million on a Pro Forma basis as of December 31, 2016.

As a result of the events mentioned above, the Company’s independent registered public accounting firm, Lurie, LLP, has reissued its report in connection with the Company’s consolidated financial statements for the fiscal years ended December 31, 2016 and 2015, to eliminate the going concern paragraph. Attached hereto as Exhibit 99.1 are revised consolidated financial statements for the fiscal years ended December 31, 2016 and 2015, which includes the reissued report by Lurie, LLP and reflects the Reverse Stock Split and the removal of the discussion in Note 1 related to the doubt about the Company’s ability to continue as a going concern.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

23.1	Consent of Lurie, LLP, Independent Registered Public Accounting Firm
99.1	Cachet Financial Solutions, Inc. Audited Consolidated Financial Statements for the Fiscal Years Ended December 31, 2016 and 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 31, 2017

CACHET FINANCIAL SOLUTIONS, INC.

By:	/s/ Bryan Meier
Bryan Meier
Chief Financial Officer